United States
Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 2, 2009
Manhattan Associates, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia (State or Other Jurisdiction of Incorporation or organization)	0-23999 (Commission File Number)	58-2373424 (I.R.S. Employer Identification No.)
2300 Windy Ridge Parkway, Suite 1000, Atlanta, Georgia
30339
(Address of Principal Executive Offices)
(Zip Code)
(770) 955-7070
(Registrant’s telephone number, including area code)
NONE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On July 2, 2009, Manhattan Associates, Inc. (the “Company”, “we”, “our” or “us”) issued a press release updating its earnings expectations for its second quarter ended June 30, 2009. A copy of this press release is attached as Exhibit 99.1. Pursuant to General Instruction B.2 of Form 8-K, this exhibit is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.
     Non-GAAP Financial Measures in the Press Release
     The press release includes, as additional information regarding our expected operating results, our expectations regarding our adjusted earnings per share for the second quarter of 2009, which excludes the impact of amortization of intangibles and stock-based compensation expense under SFAS 123(R) and restructuring charges. This measure is not in accordance with, or an alternative for, earnings per share calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP.
     We believe that adjusted earnings per share provides more meaningful information regarding those aspects of our current operating performance that can be effectively managed, and consequently have developed our internal reporting, compensation and planning systems using this measure. Non-GAAP measures used in the press release exclude the impact of amortization of intangibles and stock-based compensation expense and restructuring charges for the following reasons:
•	Because we sporadically engage in acquisitions, we incur acquisition-related costs that consist primarily of expenses from accounting and legal due diligence, whether or not we ultimately proceed with the transaction. Additionally, we might assume and incur certain unusual costs, such as employee retention benefits, that result from arrangements made prior to the acquisition. These acquisition costs are difficult to predict and do not correlate to the expenses of our core operations. We believe our competitors typically present as a non-GAAP measure adjusted earnings per share that excludes the amortization of acquisition-related intangible assets, and thus we exclude these amortization costs when calculating adjusted earnings per share to provide more relevant and meaningful comparisons of our operating results with that of our competitors.

•	Because stock option expense under SFAS 123(R) is determined in significant part by the trading price of our common stock and the volatility thereof, over which we have no direct control, the impact of such expense is not subject to effective management by us. We also believe that excluding the impact of SFAS 123(R) in adjusted earnings per share is consistent with similar practice by our competitors and other companies within our industry.

•	We do not believe that the restructuring charge incurred in the second quarter of 2009 related to our reduction in force, or future restructuring charges related to staff reductions, are common costs that result from normal operating activities; rather, we believe these staff rationalizations relate to the extremely depressed economic conditions that have pervaded global markets since last year. Thus, we have not included these restructuring charges in the assessment of our operating performance or our guidance for 2009.

     We believe the reporting of adjusted earnings per share facilitates investors’ understanding of our historical operating trends, because it provides important supplemental measurement information in evaluating the operating results of our business, as distinct from results that include items that are not indicative of ongoing operating results, and thus provides the investors with useful insight into our profitability exclusive of unusual adjustments. While these adjusted items may not be considered as non-recurring in nature in a strictly accounting sense, management regards those items as infrequent and not arising out of the ordinary course of business and finds it useful to utilize a non-GAAP measure in evaluating the performance of our underlying core business.
     We also believe that adjusted earnings per share provides a basis for more relevant comparisons to other companies in the industry, enables investors to evaluate our operating performance in a manner consistent with our internal basis of measurement and also presents our investors our operating results on the same basis as that used by our management. Management refers to adjusted earnings per share in making operating decisions because we believe it provides meaningful supplemental information regarding our operational performance and our ability to invest in research and development and fund acquisitions and capital expenditures. In addition, adjusted earnings per share facilitates management’s internal comparisons to our historical operating results and comparisons to competitors’ operating results. Further, we rely on adjusted earnings per share information as a primary measure to review and assess the operating performance of our company and our management team in connection with our executive compensation and bonus plans. Since most of our employees are not directly involved with decisions surrounding acquisitions and other items that are not central to our core operations, we do not believe it is appropriate or fair to have their incentive compensation affected by these items.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit
Number	Description

99.1	Press Release, July 2, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Manhattan Associates, Inc.
By:	/s/ Dennis B. Story
Dennis B. Story
Senior Vice President and Chief Financial Officer

Dated: July 2, 2009

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated July 2, 2009.